                                                                  EXHIBIT 12.1

                                                      RATIO OF EARNINGS TO FIXED CHARGES

                                                           YEARS ENDED DECEMBER 31,
                                              -------------------------------------------


                                                 1995             1996             1997
                                                 ----             ----             ----
COMPUTATION OF EARNINGS:
Registrant's total earnings (loss)
  before fixed charge additions .......       $  (9,635)       $  (7,105)       $  (2,720)
                                              ---------        ---------        ---------
COMPUTATION OF FIXED CHARGES:
Interest ..............................          16,518           25,170           25,959
                                              ---------        ---------        ---------

Total earnings (loss) and fixed charges       $   6,803        $  18,069        $  23,239
                                              ---------        ---------        ---------
Ratio of earnings to fixed charges ....
Deficiency of Earnings to fixed charges       $  (9,635)       $  (7,105)       $  (2,720)
                                              ---------        ---------        ---------

                                                      RATIO OF EARNINGS TO FIXED CHARGES

                                                           YEARS ENDED DECEMBER 31,
                                              -------------------------------------------------
                                                                                   PRO FORMA
                                                                                   ---------
                                                     1998           1999              1999
                                                     ----           ----              ----
COMPUTATION OF EARNINGS:
Registrant's total earnings (loss)
  before fixed charge additions .......           $ (22,514)      $(159,386)       $(195,526)
                                                  ---------       ---------        ---------
COMPUTATION OF FIXED CHARGES:
Interest ..............................              49,384          63,200           95,019
                                                  ---------       ---------        ---------

Total earnings (loss) and fixed charges           $  26,870       $ (96,186)       $(100,507)
                                                  ---------       ---------        ---------
Ratio of earnings to fixed charges ....                              14.29x           23.15x
Deficiency of Earnings to fixed charges           $ (22,514)      $(159,386)       $(195,526)
                                                  ---------       ---------        ---------